UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

GB Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue
Las Vegas, Nevada 89118
Phone: (844) 843-2569
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.02 Appointment of Chief Operations Officer.

On November 10, 2017, Krin Ellery "Kevin" Kuethe was appointed Chief Operations Officer of GB Sciences, Inc. (the "Company").  As Chief Operations Officer, Mr. Kuethe will receive an annual cash salary of $245,000 payable in installments in accordance with the Company's standard payroll practices.  He will also receive a one-time grant of 1,000,000 options, one third of which will vest immediately, one third of which will vest in 12 months, and one third of which will vest in 24 months.  The exercise price will be the closing market price of the Company's common stock on the date of the Qualified Option Agreement which issues the options.  He will also receive other benefits, grants and benefits accorded all executive officers.  Mr. Kuethe has an employment agreement with the Company which has been amended to reflect the compensation set forth above, the term of which expires on July 31, 2018.

Mr. Kuethe's business experience going back five years is as follows:

● Bloom Dispensaries Arizona – Facility Manager: Sept - Dec 2012
Managed day-to-day operations, staffing, compliance, and security for a 35,000-square foot, more than 600-flower light cultivation, processing and kitchen, Arizona's largest indoor cannabis operation at the time.

● Bloom Dispensaries Arizona – Chief Operating Officer: Dec 2012 - Oct 2014
Oversaw expansion to three additional locations, hiring 60 employees, growing the company to more than 110 employees total.

● iPonix Industries, Inc. (CA) – Member/Founder: Oct 2014 - July 2015
Partnered with a photobiologist from NASA to develop and test high-CRI lighting chips for cultivating cannabis.

● Blossum Group, LLC (NV) – Chief Operating Officer: July 2014 - July 2016; Member July 2014-current
Located and secured appropriate real estate for cannabis operation; designed and sources material for build-out, managing construction crews; oversaw and completed license applications for Cultivation, Dispensary, and Production for City of North Las Vegas, City of Las Vegas, and Clark County, Nevada, acquiring and implementing fully licensed Cultivation and Production licenses for Clark County.

● NW Releaf Dispensary (OR) – Industry Specialist/Co-Founder: Dec 2014 - current
Acquired Portland, Oregon dispensary "NW Releaf" several months before Oregon implemented adult-use cannabis; oversaw acquisition, renovated facility, hired new staff, and re-worked operations resulting in a doubling in sales after re-opening.

● Spectra Sun, LLC/Spectra Sun, Inc. (OR) – Interim CEO/Founder: April 2015 – current
Developed business plan, recruited investors, and launched start-up lighting company to develop and offer new lighting technologies for indoor cultivation.

● KAD, LLC (NV) – Member/Founder: Oct 2016 - current
Secured one of three available licenses in Jiangxi Province (China) to cultivate and process hemp.

● GB Sciences, Inc. – VP Operations: August 2016 - Nov. 2017; Chief Operating Officer:  Nov. 2017 - current
Oversaw large-scale build out of medical-grade cannabis cultivation facility including mechanical and lighting design, staffing, and testing of equipment, growing procedures, nutrient mixes, etc.; developed business opportunities in California, Louisiana, and Nevada; exploring opportunities in hemp cultivation in multiple states.

Mr. Kuethe is 32 years of age.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc.

Dated: November 15, 2017	By:	/s/ John Poss
John Poss
Chief Executive Officer